                                                                      EXHIBIT 32

              CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND THE
            CHIEF FINANCIAL OFFICER OF REGIONS FINANCIAL CORPORATION
                       PURSUANT TO 18 U.S.C. SECTION 1350

      Each of the undersigned hereby certifies in his capacity as an officer of Regions Financial Corporation (the "Company") that this Annual Report on Form 10-K for the period ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (this "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

      DATE: March 3, 2006

                                                 /s/ Jackson W. Moore
                                                 -------------------------------
                                                 Jackson W. Moore
                                                 President and
                                                 Chief Executive Officer

      DATE: March 3, 2006

                                                 /s/ D. Bryan Jordan
                                                 -------------------------------
                                                 D. Bryan Jordan
                                                 Executive Vice President and
                                                 Chief Financial Officer